SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2007

CORAUTUS GENETICS INC.

(Exact Name Of Registrant As Specified In Charter)

Delaware	0-27264	33-0687976
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

70 Mansell Court

Suite 100

Roswell, GA 30076

(Address of principal executive offices, including zip code)

(404) 526-6200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On April 20, 2007, Vascular Genetics Inc. (“VGI”), a wholly-owned subsidiary of Corautus Genetics Inc. (“Corautus”), terminated the Amended and Restated License Agreement, dated February 28, 2001, as amended (the “License Agreement”), between VGI and Human Genome Sciences, Inc. (“HGS”). Corautus determined that this agreement was no longer necessary to carry out Corautus’s business strategy.

The License Agreement granted VGI the exclusive, worldwide right and license to utilize certain intellectual property rights owned by HGS relating to Vascular Endothelial Growth Factor-2, or VEGF-2. As consideration for the license granted by HGS under the License Agreement, VGI had an obligation to make certain royalty payments to HGS in the event of commercialization of VEGF-2 products. As a part of the termination of the License Agreement, Corautus, VGI and HGS agreed that no party shall have any continuing material obligations or liabilities under the License Agreement, except for the reimbursement by VGI to HGS of certain defined patent prosecution costs incurred by HGS, which were paid in full on April 23, 2007. Further, in connection with the termination of the License Agreement, Corautus and VGI granted to HGS the exclusive, worldwide right and license to utilize intellectual property generated by Corautus or VGI under the License Agreement with respect to VGI’s and Corautus’ research and development of VEGF-2.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORAUTUS GENETICS INC.
(Registrant)

Date: April 25, 2007	/s/ Jack W. Callicutt

Jack W. Callicutt Chief Financial Officer